Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Relations Contact:	OCTOBER 27, 2004 Media Relations Contact:
Diana Matley 408-433-4365 diana@lsil.com	Kevin Brett 408-433-7150 kbrett@lsil.com

LSI LOGIC REPORTS Q3 2004 FINANCIAL RESULTS
PROVIDES Q4 BUSINESS OUTLOOK

Third Quarter News Release Summary

■	Revenues of $380 million, consistent with previous guidance.

■	Due to the widespread semiconductor industry slowdown, LSI Logic has initiated a comprehensive restructuring program including:

•	Reduction of global workforce by approximately 510 positions.

•	Non-cash asset impairment charges totaling approximately $383 million associated with the Gresham manufacturing facility, $206 million in the third quarter and the remainder in the fourth quarter.

■	GAAP* net loss of 73 cents per diluted share.

■	Net loss, excluding special items**, of 7 cents per diluted share.

■	Gross margin of 40 percent.

■	Generated positive operating cash flow for 10th consecutive quarter.

Fourth Quarter Business Outlook

■	Projected revenue of $360 million to $390 million.

■	GAAP* net loss range of 54-57 cents per diluted share.

■	Net loss, excluding special items**, in the range of 2 — 5 cents per diluted share.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

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LSI Logic Reports Q3 2004 Financial Results October 27, 2004	Page 2 of 4

LSI LOGIC DRIVES TOWARD PROFITABLE 2005
COMPREHENSIVE RESTRUCTURING PROGRAM INITIATED

Milpitas, California — LSI Logic Corporation (NYSE: LSI) today reported 2004 third quarter revenues of $380 million, a decrease of 16 percent compared to the $450 million reported in the third quarter of 2003, and a 15 percent sequential decrease compared to the $448 million reported in the second quarter of 2004.

Cash and short-term investments totaled $809 million at the end of the third quarter of 2004. LSI Logic generated positive operating cash flow for the 10th consecutive quarter and repurchased approximately $69 million in convertible notes, reducing the company’s debt due in 2006.

Third quarter 2004 GAAP* net loss was $282 million or 73 cents per diluted share, including a $206 million non-cash charge for Gresham manufacturing facility impairment. The third quarter GAAP result compares to a GAAP net loss of $32 million or 8 cents per diluted share in the 2003 third quarter. Second quarter 2004 GAAP net income was $7 million or 2 cents per diluted share.

Third quarter 2004 net loss, excluding special items**, was $25 million or 7 cents per diluted share compared to net income, excluding special items, of $17 million or 4 cents per diluted share in the third quarter of 2003. Excluding special items, second quarter 2004 net income was $28 million or 7 cents per diluted share.

“The wave of third-quarter pre-announcements throughout the global semiconductor industry reflected customer end-demand reassessments and the ongoing industrywide effort to work down excess supply chain inventory by the end of the year,” said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. “We have taken proactive steps to realign our R&D and SG&A expenses to our current revenue expectations, including a difficult but necessary 11 percent reduction in force.

“In Consumer, our revenues grew, but at a lower rate than originally projected as retail sales reflected softer consumer demand. Both our Communications and Storage Components businesses are being impacted by slower than expected IT spending by enterprises.

“In Storage Components, we are optimistic that excess inventory will be worked down in the fourth quarter. We are projecting that our anticipated 2005 growth in this segment will be driven by our technology leadership positions in Fibre Channel, SAS, SATA, RAID controllers and other applications.

“Revenues for our Engenio Information Technologies, Inc. storage systems subsidiary were down sequentially from the second to the third quarter as a result of a customer inventory adjustment. Earlier this week, Engenio broadened its OEM agreement with Sun Microsystems to provide Sun with new modular storage technology and to co-develop technology for future Sun storage products.”

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LSI Logic Reports Q3 2004 Financial Results October 27, 2004	Page 3 of 4

“Customer interest in our RapidChip® Platform ASIC accelerated in the third quarter with a corresponding increase in our design-win rate,” said Joe Zelayeta, LSI Logic executive vice president of ASIC Technology and Methodology. “This heightened level of sales activity is expected to continue in the fourth quarter, as we have introduced the RapidWorx™ 3.0 suite of design tools and validated the time-to-revenue value of the product by shipping working silicon to customers in as little as three months.”

“LSI Logic is taking action to improve operating expenses and cost of sales, while aligning our R&D investments to the most attractive business opportunities,” said Bryon Look, LSI Logic chief financial officer. “We continue to generate positive operating cash flow and moved to a net positive cash-to-debt position during the third quarter. We are improving our cost structure, reducing debt and targeting profitable revenue growth in the coming year.”

LSI Logic Fourth Quarter Business Outlook

	GAAP*	Special Items**	Excluding Special Items
Revenue	$360 million to $390 million		$360 million to $390 million
Gross Margin	41-43 percent		41-43 percent
Operating Expenses	$360 million to $364 million	Approximately $200 million ‡	$160 million to $164 million
Net Other Income (Exp.)	$(2) to $(3) million		$(2) to $(3) million
Tax Provision	$6 million		$6 million
Net Loss Per Share	($0.57) to ($0.54)‡	Approximately $0.52	($0.05) to ($0.02)
Diluted Share Count	387 million		387 million

‡ LSI Logic’s estimated fourth quarter GAAP results include an anticipated $177 million non-cash charge for Gresham manufacturing facility impairment.

Capital spending is projected to be around $40 million in the fourth quarter, and approximately $80 million in total for 2004.

Fourth quarter depreciation and software amortization is expected to be approximately $23 million.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Fourth Quarter Business Outlook section of this news release.

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LSI Logic Reports Q3 2004 Financial Results October 27, 2004	Page 4 of 4

LSI Logic Conference Call Information

LSI Logic will hold a conference call today at 2 p.m. PDT to discuss third quarter financial results and the fourth quarter business outlook. The number is 1-303-262-2190. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 5 p.m. PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11011177#.

Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: projected revenues for the fourth quarter of 2004; projected GAAP net loss for the fourth quarter of 2004; projected net loss, excluding special items, for the fourth quarter of 2004, the company’s expectation of growth and profitability of the company in 2005; the company’s expectations of a continued heightened level of sales activity for RapidChip® Platform ASICs in the fourth quarter of 2004; projected capital spending in the fourth quarter of 2004 and in 2004; an expected charge for Gresham manufacturing facility impairment in the fourth quarter; expected fourth quarter depreciation and software amortization; a work-down of excess inventory during the fourth quarter; and expected growth in Storage Components revenues in 2005. Forward-looking statements also include projections of gross margins, net other income (exp.), tax provisions, earnings/loss per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: continued excess inventory in the Storage Components channel; continued softness in retail demand for our Consumer Products; continued weak IT spending by enterprises; further charges relating to restructuring activities or asset impairments; the company’s achievement of revenue objectives; the company’s ability to meet financial targets; and the continued availability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K.

About LSI Logic

LSI Logic Corporation (NYSE: LSI) focuses on the design and production of high-performance semiconductors for Consumer, Communications and Storage applications that access, interconnect and store data, voice and video. LSI Logic engineers incorporate reusable, industry-standard intellectual property building blocks that serve as the heart of leading-edge systems. LSI Logic serves its global OEM, channel and distribution customers with Platform ASICs, standard-cell ASICs, standard products, host bus adapters, RAID controllers and software. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com

# # #

Editor’s Notes:

1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2004	2003	2004	2003
Revenues	$380,217	$450,227	$1,280,471	$1,230,225
Cost of revenues	228,418	265,243	718,424	751,780

Gross profit	151,799	184,984	562,047	478,445

Research and development	108,134	103,803	327,173	330,256
Selling, general and administrative	63,460	57,715	188,375	172,214
Restructuring of operations and other items, net	228,624	24,516	231,055	184,709
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	21,805	22,598	63,306	81,417

Loss from operations	(270,224)	(23,648)	(247,862)	(290,151)
Interest expense	(5,999)	(6,971)	(17,978)	(23,116)
Interest income and other, net	(209)	4,967	17,735	15,106

Loss before income taxes	(276,432)	(25,652)	(248,105)	(298,161)
Provision for income taxes	6,000	6,000	18,000	18,000

Net loss	$(282,432)	$(31,652)	$(266,105)	$(316,161)

Loss per share:
Basic	$(0.73)	$(0.08)	$(0.69)	$(0.84)

Diluted **	$(0.73)	$(0.08)	$(0.69)	$(0.84)

Shares used in computing per share amounts:
Basic	384,876	378,749	383,355	376,931

Diluted	384,876	378,749	383,355	376,931

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended September 30, 2004 are comprised of the following items:

Amortization of intangibles	$19,212
Amortization of non-cash deferred stock compensation	2,593

$21,805

**	In computing diluted loss per share for the three and nine month periods ended September 30, 2004 and 2003, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

LSI LOGIC CORPORATION
Reconciliation of Net (Loss)/Income Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2004	2003	2004	2003
Net (loss)/income excluding special items	$(25,249)	$16,958	$27,561	$(40,172)

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(21,805)	(22,598)	(63,306)	(81,417)
Restructuring of operations and other items, net	(228,624)	(24,516)	(231,055)	(184,709)
Other special items	(6,754)	(1,496)	695	(9,863)

Total special items	(257,183)	(48,610)	(293,666)	(275,989)

Net loss	$(282,432)	$(31,652)	$(266,105)	$(316,161)

Basic (loss)/income per share:
Net (loss)/income excluding special items	$(0.07)	$0.04	$0.07	$(0.11)
Special items **	(0.66)	(0.12)	(0.76)	(0.73)

Net loss	$(0.73)	$(0.08)	$(0.69)	$(0.84)

Diluted (loss)/income per share*:
Net (loss)/income excluding special items	$(0.07)	$0.04	$0.07	$(0.11)
Special items **	(0.66)	(0.12)	(0.76)	(0.73)

Net loss	$(0.73)	$(0.08)	$(0.69)	$(0.84)

Shares used in computing per share amounts:
Basic	384,876	378,749	383,355	376,931

Diluted	384,876	378,749	383,355	376,931

*	In computing diluted loss per share for the three and nine month periods ended September 30, 2004 and 2003, all common stock equivalents were excluded as a result of their antidilutive effect.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2004	2003	2004	2003
Revenues	$380,217	$450,227	$1,280,471	$1,230,225
Cost of revenues	228,418	265,243	718,424	751,780

Gross profit	151,799	184,984	562,047	478,445

Research and development	108,134	103,803	327,173	330,256
Selling, general and administrative	60,931	57,715	184,839	172,214

(Loss)/income from operations	(17,266)	23,466	50,035	(24,025)
Interest expense	(5,999)	(6,971)	(17,978)	(23,116)
Interest income and other, net	4,016	6,463	13,504	24,969

(Loss)/income before income taxes	(19,249)	22,958	45,561	(22,172)
Provision for income taxes	6,000	6,000	18,000	18,000

Net (loss)/income excluding special items	$(25,249)	$16,958	$27,561	$(40,172)

(Loss)/income per share excluding special items:
Basic	$(0.07)	$0.04	$0.07	$(0.11)

Diluted	$(0.07)	$0.04	$0.07	$(0.11)

Shares used in computing per share amounts:
Basic	384,876	378,749	383,355	376,931

Diluted	384,876	386,962	388,319	376,931

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.

During the three month period ended September 30, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of write-downs of certain equity securities due to impairment and fees related to our subsidiary Engenio’s initial public offering, which was postponed in August of 2004 due to market conditions. These charges were offset in part by gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes.

During the nine month period ended September 30, 2004, the special items represented all the items mentioned above in addition to gains on certain equity securities.

During the three month period ended September 30, 2003, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of losses associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes and losses on miscellaneous assets sales. During the nine month period ended September 30, 2003, the special items represented all the items mentioned above in addition to write downs on certain equity securities due to impairment, offset in part by gains on miscellaneous asset sales.

For the three and nine month periods ended September 30, 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 and $18,000, respectively when excluding special items. For the three and nine month periods ended September 30, 2003, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 and $18,000, respectively when excluding special items.

For the three month period ended September 30, 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect. For the nine month period ended September 30, 2004, 4,964 shares were considered dilutive common stock equivalents and included in the computation of diluted earning per share excluding special items.

For the three month period ended September 30, 2003, 8,213 shares were considered dilutive common stock equivalents and included in the computation of diluted earnings per share excluding special items. For the nine month period ended September 30, 2003, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

A reconciliation from net (loss)/income excluding special items to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and short-term investments	$808.8	$813.7
Accounts receivable, net	264.8	231.2
Inventories	244.3	198.5
Prepaid expenses and other current assets	135.4	146.6

Total current assets	1,453.3	1,390.0
Property and equipment, net	237.2	481.5
Goodwill and other intangibles	1,104.4	1,129.7
Other assets	362.8	446.7

Total assets	$3,157.7	$3,447.9

Liabilities and Stockholders’ Equity
Current liabilities:
Other current liabilities	$457.3	$390.8
Current portion of long-term debt, capital lease obligations and short-term borrowings	0.3	0.4

Total current liabilities	457.6	391.2
Long-term debt and capital lease obligations	784.2	865.6
Other long-term liabilities	132.0	141.1

Total liabilities	1,373.8	1,397.9
Minority interest in consolidated subsidiaries	0.3	7.5

Stockholders’ equity:
Common stock	2,963.6	2,953.8
Deferred stock compensation	(11.0)	(24.8)
Accumulated deficit	(1,186.9)	(920.7)
Accumulated other comprehensive income	17.9	34.2

Total stockholders’ equity	1,783.6	2,042.5

Total liabilities and stockholders’ equity	$3,157.7	$3,447.9

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2004	2003	2004	2003
Operating Activities:
Net loss	$(282,432)	$(31,652)	$(266,105)	$(316,161)
Adjustments:
Depreciation & amortization*	43,966	56,504	136,407	208,615
Amortization of non-cash deferred stock compensation	2,593	3,398	6,422	22,825
Non-cash restructuring and other items	207,673	18,505	214,058	145,828
Loss on write down of equity securities, net of gain on sales	5,991	(31)	(2,113)	9,043
(Gain)/loss on repurchase of Convertible Subordinated Notes	(1,767)	1,162	(1,767)	3,191
(Gain)/loss on sales of property and equipment	(1,944)	410	(5,881)	(2,150)
Changes in deferred tax assets and liabilities	(387)	(131)	238	(94)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	24,125	(23,273)	(32,855)	(14,773)
Inventories	(34,331)	2,990	(46,032)	(7,050)
Prepaid expenses and other assets	3,709	10,709	(2,068)	63,149
Accounts payable	19,645	(13,366)	29,908	(1,338)
Accrued and other liabilities	39,521	9,114	34,343	27,319

Net cash provided by operating activities	26,362	34,339	64,555	138,404

Investing activities:
Purchases of debt securities available-for-sale	(186,679)	(585,793)	(641,435)	(1,995,322)
Maturities and sales of debt securities available-for-sale	228,720	434,138	568,178	1,890,065
Purchases of equity securities	—	—	(2,250)	—
Proceeds from sales of equity securities	—	—	10,518	—
Purchases of property and equipment	(16,576)	(17,257)	(41,794)	(48,775)
Proceeds from sale of property and equipment	2,761	1,822	8,597	13,677
Proceeds from the sale leaseback of equipment	—	—	—	160,000
Deposit toward the sale of the Japan manufacturing facility	—	4,869	—	4,869
Increase in non-current assets and deposits	(312,973)	—	(313,013)	(390,135)
Decrease in non-current assets and deposits	329,831	12,239	369,464	256,606
Acquisition of companies, net of cash acquired	—	—	(32,025)	—

Net cash provided by/(used in) investing activities	45,084	(149,982)	(73,760)	(109,015)

Financing activities:
Repurchase of Convertible Subordinated Notes	(68,117)	(173,396)	(68,117)	(461,983)
Proceeds from borrowings	—	—	—	350,000
Cash paid for call spread options	—	—	—	(28,000)
Debt issuance costs	—	(370)	—	(10,936)
Repayment of debt obligations	(81)	(90)	(297)	(264)
Purchase of minority interest in subsidiary	(525)	—	(7,978)	—
Issuance of common stock	54	1,873	17,864	17,763

Net cash used in financing activities	(68,669)	(171,983)	(58,528)	(133,420)

Effect of exchange rate changes on cash and cash equivalents	1,447	1,215	678	4,937

Increase/(decrease) in cash and cash equivalents	4,224	(286,411)	(67,055)	(99,094)
Cash and cash equivalents at beginning of period	198,403	636,164	269,682	448,847

Cash and cash equivalents at end of period	$202,627	$349,753	$202,627	$349,753

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,
	2004	2004	2003
Semiconductor revenues	$283.5	$335.6	$346.4
Storage Systems revenues	$96.7	$112.3	$103.8
Total revenues	$380.2	$447.9	$450.2
Percentage change in revenues-qtr./qtr. (a)	-15.1%	-1.0%	10.6%
Percentage change in revenues-yr./yr. (b)	-15.5%	10.0%	-7.6%
Days sales outstanding	63	58	53
Days of inventory	96	79	69
Current ratio	3.2	3.7	3.7
Quick ratio	2.3	2.9	2.8
R&D as a percentage of revenues	28.4%	24.6%	23.1%
SG&A as a percentage of revenues	16.7%	14.2%	12.8%
Gross margin as a percentage of revenues	39.9%	46.6%	41.1%
Employees (c)	4,866	4,846	4,915
Revenues per employee (in thousands) (d)	$312.5	$369.7	$366.4
Diluted shares (in thousands)	384,876	388,586	378,749
Selected Cash Flow information
Purchases of property and equipment	$15.5	$12.5	$17.3
Depreciation / amortization (e)	$23.0	$24.8	$36.8

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Represents depreciation of fixed assets and amortization of software.